As filed with the Securities and Exchange Commission on October 3, 2008

Reg. No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE ENLIGHTENED GOURMET, INC.

(Exact name of registrant as specified in its charter)

Nevada	32-0121206
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

THE ENLIGHTENED GOURMET, INC. 2008 PROFESSIONAL/CONSULTANT STOCK COMPENSATION PLAN

(Full title of the plan)

236 Centerbrook, Hamden, CT 06518

(Address of Principal Executive Offices)

Alexander Bozzi III

The Enlightened Gourmet, Inc.

236 Centerbrook, Hamden, CT 06518

 (Name and address of agent for service)

(203) 230-9930

 (Telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Fl.

New York, NY 10006

(212) 930-9700

(212) 930-9725 (fax)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐   Large accelerated filer

☐   Accelerated filer

☐   Non-accelerated filer

☒  Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	5,000,000	$.0275 (3)	$137,500	$5.40

Total	5,000,000			$5.40

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock issuable pursuant to the 2008 Professional/Consultant Stock Compensation Plan.
(3)

Estimated solely for purposed of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The –Counter Bulletin Board on October 2, 2008 of $.0275.

EXPLANATORY NOTE

This Registration statement is being filed in accordance with the requirements of Form S-8 in order to register 5,000,000 shares of the Company’s Common Stock issuable under the 2008 Professional/Consultant Stock Compensation Plan (the “Plan”).

Part I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Alexander L. Bozzi, III

President

The Enlightened Gourmet, Inc.

236 Centerbrook, Hamden, CT 06518

(203) 230-9930

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

The following documents filed with the SEC are incorporated herein by reference:

•

Reference is made to the Registrant’s annual report on Form 10-KSB for the period ending December 31, 2007, as filed with the SEC on April 11, 2008, which is hereby incorporated by reference.

•

Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending March 31, 2008, as filed with the SEC on May 20, 2008, which is hereby incorporated by reference.

•

Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending June 30, 2008, as filed with the SEC on August 20, 2008.

•

Reference is made to Registrant's Current Reports filed on Form 8-K filed with the SEC on February 11, 2008, March 18, 2008, March 28, 2008, April 4, 2008, (as amended on April 4, 2008), April 10, 2008, May 8, 2008, June 3, 2008, July 10, 2008, July 22, 2008, August 7, 2008, August 18, 2008, and September 10, 2008 each which is hereby incorporated by reference.

•

Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form 10-SB, filed with the Commission on November 1, 2005, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

Item 4.

Description of Securities.

Not Applicable

Item 5.

Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd fl., New York, NY 10006. Certain members or employees of Sichenzia Ross Friedman Ference LLP will receive shares of the Company’s common stock under this registration statement to be issued as compensation for legal services performed on behalf of the Registrant.

Item 6.

Indemnification of Directors and Officers.

Neither the Company’s Articles of Incorporation nor its Bylaws provide for indemnification of directors or officers.

Nevada Revised Statutes Section 78.7502 provides for discretionary and mandatory indemnification of officers, directors, employees and agents, in general, as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal proceeding, except by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify the person against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Nevada Revised Statutes Section 78.751 requires authorization for discretionary indemnification; advancement of expenses and limitation on indemnification and advancement of expenses as follows:

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not  parties to the action, suit or  proceeding so orders, by independent legal counsel in a written opinion; or

(d)   If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

EXHIBIT

NUMBER

EXHIBIT

5.1

Opinion of Sichenzia Ross Friedman Ference LLP.

23.1

Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

23.2

Consent of Mahoney Sabol & Company  LLP

99.1

              The Enlightened Gourmet, Inc. 2008 Professional/Consultant Stock Compensation Plan

Item 9.

Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamden, Connecticut on October 3, 2008:

THE ENLIGHTENED GOURMET, INC.

By:	/s/ Alexander L. Bozzi, III
Alexander L. Bozzi, III
President, Chief Operating Officer, Treasurer, and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer )

Each person whose signature appears below constitutes and appoints Alexander L. Bozzi, III his true and lawful attorneys-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Alexander Bozzi III Alexander L. Bozzi III	President, Chief Operating Officer, Treasurer, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 3, 2008

/s/ Geno Celella Geno Celella	Director	October 3, 2008